EXHIBIT 10.4

ASSET PURCHASE AGREEMENT

by and among

Atelier de Motelage RB Inc.

as Seller,

and

808 Renewable Energy Corporation

as Buyer

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DISCLOSURE SCHEDULES

2.01 Assets

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into on May 3, 2021 (the “Agreement Date”), by and among (a) Atelier de Motelage RB Inc., (referred to as the “Seller”), and (b) 808 Renewable Energy Corporation ( referred to as the “Buyer”). Each of the above referenced parties is sometimes herein referred to individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, Seller is the owner of certain assets of related to reverse trikes (the “Business”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, certain assets related to reverse trikes of the Business, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable U.S. federal, state, local or foreign Laws relating to Taxes or Tax Returns.

“Agreement” has the meaning set forth in the preamble.

“Agreement Date” has the meaning set forth in the preamble.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Books and Records” has the meaning set forth in Section 2.01(k).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, USA are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

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“Buyer Indemnified Party” has the meaning set forth in Section 9.02.

CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Deadline” has the meaning set forth in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commerce” means the U.S. Department of Commerce.

“Competing Business” means any business which manufactures, distributes, designs, creates, or sells products or provides services that compete directly with those distributed, manufactured, designed, sold, developed, in development, or provided by Buyer as of immediately after the Closing or at any time during the thirty-six (36) month period immediately preceding the Closing.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Customs and International Trade Laws” means any Law, concerning the importation, exportation, re-exportation, or deemed exportation of products, technical data, technology or services, and the terms and conduct of transactions and making or receiving of payment related to such importation, exportation, re-exportation or deemed exportation, including, as applicable, the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by Commerce, the U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the Commerce Denied Persons List or Entity List, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations (the “ITAR”), including related restrictions with regard to transactions involving Persons on the Debarred List, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the embargoes and restrictions administered by OFAC, Executive Orders regarding embargoes and restrictions on transactions with designated countries and entities, including Persons designated on OFAC’s list of Specially Designated Nationals and Blocked Persons and the anti-boycott regulations administered by Commerce and the U.S. Department of the Treasury.

“Data Laws” means Laws applicable to data privacy, data security or personal information, including the Federal Trade Commission’s Fair Information Principles, as well as industry standards applicable to Seller or the Business.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

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“Environmental Claim” means any Action, Governmental Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement Actions, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata) or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity (whether or not incorporated) that would be treated together with any Seller or any Affiliates of any Seller as a “single employer” within the meaning of Section 414 of the Code.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(a).

“Excluded Liabilities” has the meaning set forth in Section 2.03.

“Extension” has the meaning set forth in Section 3.02.

“Extension Notice” has the meaning set forth in Section 3.02.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

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“Governmental Authority” means any (a) government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature, in the case of any of clause (a) through (c), whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

“Governmental Order” means any order, agreement, conciliation, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means any (a) material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws or any of the foregoing to which Liability or standards of conduct may be imposed, or which requires or may require investigation under any applicable Environmental Laws, and (b) petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, microbial matter, biological toxins, mycotoxins, mold and mold spores and polychlorinated biphenyls.

“Indebtedness” means, at a particular time, without duplication, with respect to a Person (a) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise, (d) any commitment by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness guaranteed in any manner by such Person (including guaranties in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases with respect to which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (g) any indebtedness secured by a Lien on such Person’s assets, (h) accrued interest to and including the Closing Date in respect of any of the obligations described in the foregoing clauses (a) through (h) of this definition and all premiums, penalties, charges, fees, expenses and other amounts that are or would be due (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations, (i) bank overdrafts and (j) any other debt-like liabilities of such Person that were not incurred in the ordinary course of business (including as may result from the Transactions).

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing, (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights, (d) inventions, discoveries, trade secrets, business and technical information and know-how, algorithms, databases, data collections and other confidential and proprietary information and all rights therein, (e) formulas, formulations, compilations, recipes, summaries and reports relating to the composition or manufacture of finished products sold by the Business or relating to any planned or prospective products proposed to be sold by the Business or at any time requested by any current or prospective customers of Seller (including, in each case, relating to any unique raw materials comprising such products), (f) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models), (g) software and firmware, UPC codes, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation, (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing and (i) all rights to any Actions of any nature available to or being pursued by any Seller to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

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“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions, restrictive covenants and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted to which Seller is a party, beneficiary or otherwise bound.

“Intellectual Property Assets” means all Intellectual Property that is owned or purported to be owned by Seller and used in or necessary for the conduct of the Business as currently conducted or proposed to be conducted, including pursuant to Seller’s software development roadmap.

“Intellectual Property Assignments” has the meaning set forth in Section 3.02(a)(iii).

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“ITAR” has the meaning set forth in the definition of Customs and International Trade Laws.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means, with respect to Seller, the actual knowledge of Seller’s officers and directors and all facts of which any such Person or Persons, after diligent inquiry, should be aware.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means debts, costs, liabilities, Taxes, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, liquidated or unliquidated, secured or unsecured, undetermined or determinable, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, license, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, option, warrant, purchase right, commitment, right of first refusal, grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, third-party claim, demand, equity, security title, lien, encumbrance or other similar arrangement or interest in real or personal property.

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“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the (a) business, results of operations, prospects, condition (financial or otherwise) or assets of the Business, (b) value of the Purchased Assets, or (c) ability of Seller to consummate the Transactions.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means, as applicable to any Person, the charter, code of regulations, articles of incorporation, by-laws, certificate of formation, certificate of organization, operating agreement, certificate of partnership, limited liability company agreement, operating agreement, partnership agreement, certificate of limited partnership, limited partnership agreement or other constitutive documents of such Person.

“Party” and “Parties” each has the meaning set forth in the preamble.

“Permits” means all licenses, permits, franchises, approvals, authorizations, qualifications, clearances, registrations, notifications, exemptions, certificates of need, accreditations, certifications, participation agreements, consents or orders of, or filings with, any Governmental Authority or any other Person necessary for Seller to carry on the Business.

“Periodic Taxes” has the meaning set forth in Section 8.09(d).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” means One Hundred Ninety Five Thousand ($195,000) Dollars.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Related Party” means any director, officer, controlling Person, employee or consultant of Seller, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing (other than Seller).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, partners, managers, officers, employees, controlling Persons, consultants, independent contractors, financial advisors, counsel, accountants and other agents of such Person.

“Restrictive Covenant Period” has the meaning set forth in Section 8.04.

“Retained Tax” means any Liability for: (a) Taxes of Seller (or any equity holder or Affiliate of Seller), including, for the avoidance of doubt, Taxes that arise out of the consummation of the Transactions (including Transfer Taxes); and (b) Taxes relating to the Business, or the Purchased Assets for any Pre-Closing Tax Period.

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“Seller” has the meaning set forth in the preamble.

“State Department” means the U.S. Department of State.

“Systems” means, collectively, the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized or software systems and any other networks or systems and related services that are used by or relied on by Seller in the conduct of the Business.

“Tangible Personal Property” has the meaning set forth in Section 2.01(e).

“Tax” and “Taxes” mean any and all (a) taxes, charges, fees, levies or other similar assessments or Liabilities of any kind imposed by (or otherwise payable to) any Governmental Authority (including income, receipts, ad valorem, value added, excise, real or personal property, sales, occupation, service, stamp, transfer, registration, natural resources, severance, premium, windfall or excess profits, environmental, customs duties, use, licensing, escheat, unclaimed property (or other escheat), withholding, employment, social security, unemployment, disability, payroll, share, capital, surplus, alternative, minimum, add-on minimum, estimated, franchise or any other taxes, charges, fees, levies or other similar assessments or Liabilities of any kind whatsoever and denominated by any name whatsoever), in each case, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and including any interest, fines, penalties, assessments, deficiencies or additions thereto, (b) Liability for amounts described in clause (a) imposed as a result of being a member of an Affiliated Group and (c) Liability for amounts described in clause (a) or (b) of any Person payable as a transferee or successor, by Contract or pursuant to any Law or otherwise.

“Tax Return” means any applicable return, estimate, declaration, report, claim for refund, information return or statement or other document (including any amendment thereof and any related or supporting schedules, statements or information) with respect to any Tax filed (or required to be filed) with the IRS or any other Governmental Authority or Taxing Authority or in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws relating to any Tax.

“Tax Sharing Agreement” means any Contract (whether written or oral), a principal purpose of which is the sharing, allocation or indemnification of Taxes.

“Taxing Authority” means any Governmental Authority having or purporting to have jurisdiction with respect to any Tax.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transaction Documents” means this Agreement and the agreements, documents and instruments contemplated hereby.

“Transfer Taxes” has the meaning set forth in Section 7.07.

“Treasury Regulations” means the final, proposed and temporary regulations under the Code promulgated by the United States Treasury Department.

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ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Liens, all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (specifically, the “Purchased Assets”), including the following: all Contracts, including Intellectual Property Agreements;

(b) all Intellectual Property Assets;

(c) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Purchased Assets, whether arising by way of counterclaim or otherwise;

(d) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees (including any such item relating to Taxes);

(e) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(f) all insurance benefits, including rights and proceeds, arising from or relating to the the Purchased Assets;

(g) originals, or where not available, copies, of all research and files relating to the Intellectual Property Assets or the Intellectual Property Agreements, books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, passwords (including all IT-related passwords and access), records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements and marketing and promotional surveys, except the communications related to the negotiation and consummation of the Transactions (collectively, “Books and Records”);

Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a) any Contract not included in Section 2.01 of the Disclosure Schedule (the “Excluded Contracts”);

(b) the corporate seals, organizational documents, minute books, stock books, books of account or other records having to do with the corporate organization of Seller;

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(c) all benefit plans and all other employee benefit plans of Seller and any assets held pursuant to, or set aside to fund, the obligations of Seller, or any Affiliate of Seller, under any employee benefit plans;

(d) all outstanding accounts receivable of the Seller which accrued prior to the Closing Date, and

(f) the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 2.03 Excluded Liabilities. Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever (the “Excluded Liabilities”). Seller shall, and shall cause each of their respective Affiliates to, pay and satisfy in due course all Excluded Liabilities that they are obligated to pay and satisfy.

Section 2.04 Withholding. Buyer shall be entitled to deduct and withhold from any consideration otherwise payable to any Person under this Agreement all amounts that Buyer may be required to deduct and withhold under any provision of applicable Law. All such deducted and withheld amounts shall be treated as paid to such Person in respect of which Buyer made such deduction and withholding.

Section 2.05 Third-Party Consents. To the extent that Seller’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at their sole cost and expense, shall use their best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for Buyer the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other arrangement designed to provide such benefits to Buyer.

ARTICLE III

CLOSING

Section 3.01 Closing. The consummation of the Transactions (the “Closing”) shall take place remotely by electronic exchange of documents, commencing at 9:00 a.m. Eastern Standard Time, on or before May 15, 2021 (unless such deadline is extended in accordance with Section 3.02 below) (the “Closing Deadline”), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 3.02 Closing Deliverables.

(a) Seller shall deliver to Buyer the following:

(i) such customary instruments of transfer, assumption, filings or documents, in form and substance satisfactory to Buyer, as may be required to give effect to the Transactions.

(ii) The Purchased Assets to the Buyer at a location designated by the Buyer on or before May 14, 2021.

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(b) The Buyer shall deliver to Seller the following:

(i) the Purchase Price, which shall be paid as follows: (A) One Hundred Thousand Dollars ($100,000) promptly upon execution of this Agreement (which shall be returned if the Purchased Assets are not timely delivered as set forth in Section 3.02(a)(ii) above, (B) Fifty Thousand Dollars ($50,000) upon delivery of the Purchased Assets (as set forth in Section 3.02(a)(ii) above), and (C) Forty Five Thousand Dollars ($45,000) upon complete installation of the Purchased Assets at a location designated by the Buyer; and

(ii) signed copies by an officer of the Buyer of all Transaction Documents.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.01 Conditions to Obligations of Seller. The obligation of Seller to proceed with the Closing and sell the Purchased Assets to Buyer is subject to the satisfaction at or prior to the Closing of the following conditions (any or all of which may be waived by Seller):

(a) The representations and warranties of Buyer as set forth in Article VI below shall be true and accurate in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing Date.

(b) Buyer shall have performed and complied in all material respects with all of the covenants contained in this Agreement required to be performed by Buyer at or prior to the Closing.

(c) Buyer shall have delivered to Seller the items referenced in Section 3.02(b) above.

Section 4.02 Conditions to the Obligations of Buyer. The obligation of Buyer to proceed with the Closing is subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived by Buyer:

(a) The representations and warranties of Seller as set forth in Article V below shall be true and accurate in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing Date, and Buyer shall have received a certificate to such effect executed by Seller.

(b) Seller shall have performed and complied in all material respects with all of the covenants contained in this Agreement required to be performed by Seller at or prior to the Closing.

(c) Seller shall have delivered to Buyer the items referenced in Section 3.02(a) above.

(d) There shall have been no material adverse changes in the Business or the Purchased Assets and no event constituting a Material Adverse Effect.

(e) All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all documents and instruments required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

(f) Buyer being satisfied with its due diligence review of the Seller and the Purchased Assets.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the Agreement Date and shall be true and correct as of the Closing Date.

Section 5.01 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and Buyer has full corporate power and authority to own, operate or lease the properties and assets now respectively owned, operated or leased by it. Buyer is duly licensed or qualified to do business and are in good standing in each jurisdiction.

Section 5.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which any Buyer is a party, to carry out their respective obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which any Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the Transactions have been duly authorized by all requisite corporate authority, and no other corporate or proceeding on the part of any Buyer is necessary to authorize this Agreement or the other Transaction Document and instruments. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by each other Party hereto) constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which any Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Buyer enforceable against them in accordance with its terms.

Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of any Organizational Documents of Buyer, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Buyer, (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which the Buyer is a party or by which the Buyer is bound) or (d) result in the creation or imposition of any Lien. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the Transactions.

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.

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Section 5.05 Performance of Services. All services that have been performed on behalf of Buyer were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Laws. Buyer will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed for or by Buyer prior to the Closing Date. There is no claim pending or threatened against Buyer relating to any services performed by Buyer, and there is no Basis for the assertion of any such claim.

Section 5.06 Disclosure. Neither this Agreement nor any of the other Transaction Documents nor any exhibit or schedule hereto or thereto contains, with respect to information therein provided by Buyer or their respective Representatives, any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article VI are true and correct as of the Agreement Date and as of the Closing Date.

Section 6.01 Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the Laws of their its respective jurisdictions of formation, and Seller has full corporate or limited liability company power and authority (as applicable) to own, operate or lease the properties and assets now respectively owned, operated or leased by them and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and are in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary. Seller does not own or have any interest in any equity securities of any other Person.

Section 6.02 Authority of Seller. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the Transactions and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by each other Party hereto) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 6.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, bylaws or other Organizational Documents of Seller, (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or (c) require the consent, notice or other action by any Person under any Contract to which Seller is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on Seller’s ability to consummate the Transactions.

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Section 6.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller.

Section 6.05 Legal Proceedings. There are no Actions pending or, to Seller’s knowledge, threatened against or by Seller or any Affiliate of Seller that challenge or seek to prevent, enjoin or otherwise delay the Transactions.

Section 6.06 Contracts.

(a) The Purchased Assets are not bound or affected by any Contracts to which Seller is a party or by which it is bound.

(b) Neither Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.

Section 6.07 Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, and is the sole owner, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Liens.

Section 6.08 Condition and Sufficiency of Assets. The Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put. The Purchased Assets are sufficient for their continued conduct of usage after the Closing in substantially the same manner as conducted prior to the Closing. There are no planned material overhauls, repairs, renovations or replacements to any Tangible Personal Property included in the Purchased Assets.

Section 6.09 Intellectual Property.

(a) Section 2.01 of the Disclosure Schedules lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets, including software, that are not registered but that are material to the operation of the Business. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b) Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business, in each case, free and clear of Liens. Without limiting the generality of the foregoing, Seller owns and possesses, the entire right, title and interest in and to all Intellectual Property created or developed by, for or under the direction or supervision of any Seller or to the actual or demonstratively anticipated research or development conducted by any Seller, and all Persons who have participated in the creation or development of any such Intellectual Property have executed and delivered to the Seller a valid and enforceable agreement (i) providing for the non-disclosure by such Person of any confidential information of Seller, and (ii) providing for the present assignment by such Person to the Seller of any Intellectual Property arising out of such Person’s employment by, engagement by or contract with such Seller. Seller has provided Buyer with true and complete copies of all such agreements.

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(c) The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate the Business and are being sold hereunder (included in the definition of “Purchased Assets”). The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business.

(d) Seller’s rights in the Intellectual Property Assets are valid, subsisting and enforceable. Seller has taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(e) The current and former products and services, and the conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To Seller’s Knowledge, within the last ten (10) years, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(f) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller in connection with the Business, (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Seller’s rights with respect to any Intellectual Property Assets or (iii) by any of Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

Section 6.10 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or threatened against or by any Seller (i) relating to or affecting the Business, or the Purchased Assets or (ii) that challenge or seek to prevent, enjoin or otherwise delay the Transactions. No event has occurred or circumstances exist that may give rise to, or serve as a Basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller is in compliance with the terms of each Governmental Order applicable to it or the Business. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

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Section 6.11 Compliance with Laws; Permits.

(a) Seller has complied, and are now complying, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

(b) All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by the applicable Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 6.12 Compliance with Laws; Permits.

(a) Seller has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.

(b) All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by the applicable Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 6.13 Taxes.

(a) Tax Returns. All Tax Returns required to be filed by Seller or with respect to the ownership, operation or management of the Business or the Purchased Assets have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by Seller or with respect to the ownership, operation or management of the Business or the Purchased Assets (whether or not shown on any Tax Return) have been timely paid. All Taxes of Seller not yet due and payable have been fully accrued on the books of Seller. None of the Purchased Assets is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code. None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code. No property of Seller is held in an arrangement that could be classified as a partnership for Tax purposes. All Seller has (i) properly collected all sales Taxes required to be collected in the time and manner required by any applicable Law and remitted all such sales Taxes (and use Taxes due and payable) to the applicable Governmental Authority in the time and in the manner required by any applicable Law, (ii) returned all sales Taxes erroneously collected from any Person to such Person (or, if such Person cannot be located or is no longer in business, remitted such sales Tax to the appropriate Governmental Authority) in the time and in the manner required by any applicable Law and (iii) collected and maintained all resale certificates and other documentation required to qualify for any exemption from the collection of sales Taxes.

(b) Tax Classification; Tax Sharing Agreements. Since the January 1, 2019, Seller has not (i) made any Tax election, (ii) changed or revoked any Tax election, (iii) surrendered the right to any Tax refund, (iv) changed any accounting period for Tax purposes, (v) changed any method of accounting for Tax purposes, (vi) settled or compromised any Action relating to Taxes or incurred any Taxes outside the ordinary course of business, (vii) filed a Tax Return in a manner inconsistent with past practice or filed an amended Tax Return or (viii) entered into any agreement with any Taxing Authority (including a “closing agreement” within the meaning of Section 7121 of the Code). Seller has never been a member of an Affiliated Group. Seller is not liable for Taxes of any other Person as a result of successor liability, transferee liability, joint and/or several liability (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Laws), contractual liability, or otherwise. Seller is a “foreign person” within the meaning of Section 1445 of the Code. Seller is not, and Seller has never been, a party to, or bound by, a Tax Sharing Agreement.

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(c) Withholding. Seller has timely and properly withheld all required amounts in connection with amounts paid or owing to any employees, agents, contractors, customers, nonresidents, members, shareholders, lenders and other Persons and have complied with all information reporting and backup withholding provisions of applicable Law. All Seller has timely remitted all such Taxes to the proper Taxing Authority in accordance with all applicable Laws. No extensions or waivers of statutes of limitations have been given or requested with respect to the assessment, collection or imposition of any Taxes of Seller. Seller is not currently a beneficiary of any extension of time within which to file any Tax Return.

(d) Assessments; Claims. No Taxing Authority has made a claim that Seller is or may be (or any equity holders of Seller, as a result of owning any such Seller, are or may be) obligated to pay Taxes or file Tax Returns in a jurisdiction in which such Seller is not filing Tax Returns or paying Taxes. All deficiencies asserted, or assessments made, against any Seller as a result of any examinations by any Taxing Authority have been fully paid. No issues relating to Taxes with respect to the ownership, operation or management of the Business or the Purchased Assets were raised by the relevant Taxing Authority in any completed audit or examination. There are no outstanding assessments, claims or deficiencies for any Taxes relating to any Purchased Asset or to the Business that have been proposed, asserted or assessed by any Taxing Authority. Seller is not a party to any Action by any Taxing Authority. There are no pending or threatened Actions by any Taxing Authority with respect to any Tax Return or Taxes of Seller or with respect to the ownership, operation or management of the Business or the Purchased Assets and no Taxing Authority has given notice of the commencement of (or its intent to commence) any Action with respect to any such Taxes. Seller has not requested a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request pending with any Taxing Authority that relates to the Taxes or Tax Returns of Seller. Seller is not subject to any Tax holiday, Tax incentive or Tax grant in any jurisdiction with respect to Taxes relating to the Business or the Purchased Assets. There are no Liens for Taxes upon any of the Purchased Assets, nor is any Taxing Authority in the process of imposing any Liens for Taxes on any of the Purchased Assets (other than for statutory Liens for current Taxes not yet due and payable). Seller is not, or never been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(e) Section 280G and Section 409A Compliance. Seller is not party to any Contract, agreement, plan, or arrangement covering any current or former employee or contractor that, individually or collectively, could give rise to (or has already resulted in) a payment or provision of any other benefit (including accelerated vesting) that could not be deductible by reason of Section 280G of the Code or subject to any excise Tax under Section 4999 of the Code. Seller has no obligation to pay, gross-up, or otherwise indemnify any Person for any Taxes (or potential Taxes), including those imposed under Sections 409A or 4999 of the Code.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Conduct and Preservation of Business Pending Closing. From the Agreement Date and until the Closing Date or earlier termination of this Agreement, Seller will conduct its Business in the ordinary course, in substantially the same manner as previously conducted, and will use its best efforts to preserve all existing relationships with suppliers and customers and others having business relations with the Business and the Purchased Assets. Seller will maintain in inventory, or authorize Buyer to maintain in inventory, quantities of supplies and materials sufficient to allow Buyer to continue and operate the Purchased Assets in the ordinary course after the Closing, free from any shortage of such items. Except with the written consent of Buyer, Seller will not enter into, amend in any material respect or terminate any contracts, or the terms of any supply or purchase arrangements, currently in place with any of its suppliers or customers. From the Agreement Date through the Closing Date, Seller will not engage in any practice, or take any action or enter into any transaction, outside the ordinary course of business, without the prior written consent of Buyer. Seller will not borrow any additional funds, permit any liens or encumbrances on its assets, or guarantee or assume any indebtedness outside the ordinary course of business without Buyer’s written consent. Seller will take such actions as may be required to cause Seller to observe its covenants hereunder, and will take no actions inconsistent therewith.

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Section 7.02 Books and Records. In order to facilitate the resolution of any claims made by or against or incurred by Buyer or any of its Affiliates or any of their respective Representatives after the Closing, or for any other reasonable purpose, for a period of seven (7) years following the Closing, Seller shall: (a) retain the books and records (including personnel files) of Seller related to the Business and its operations for periods prior to the Closing; and (B) upon reasonable notice, afford the Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records.

Section 7.03 Other Tax Matters.

(a) Deferred Revenue. The Parties agree (i) that for U.S. federal and all applicable state and local income Tax purposes, any Liability that is assumed by Buyer in connection with the Transactions and that is attributable to deferred revenue shall not be treated as giving rise to taxable income of Buyer and (ii) not to take any position on any Tax Return that is inconsistent with the treatment described in clause (i) of this Section 7.03(a).

(b) Cooperation on Tax Matters. Each Party shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of any Tax Return and any Action with respect to Taxes. Such cooperation shall include the retention and, upon request, the provision of records and information which are reasonably relevant to any such Tax Return or Action or any tax planning, the provision of any information necessary or reasonably requested to allow Buyer to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement, and shall also include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Periodic Taxes. Real and personal property Taxes, ad valorem Taxes, and franchise fees or Taxes (that are imposed on a periodic basis (as opposed to a net income basis)) attributable to the Purchased Assets (collectively, “Periodic Taxes”) shall be paid by Seller.

Section 7.04 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (collectively, the “Transfer Taxes”) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees, and, if required by applicable Law, Buyer will join in the execution of any such Tax Returns and other documentation. Seller shall not deliver any intangible assets that are Purchased Assets to Buyer in tangible form such as compact disks or the like, and shall, to the maximum extent possible, deliver the Purchased Assets by means of electronic transmission, such as by electronic mail or file transfer protocol. Buyer agrees to accept delivery of all Purchased Assets in the manner set forth in this Section 7.04.

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Section 7.05 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Section 7.06 Use of Name. After the Closing, Seller hereby agrees that it shall not, and shall cause its Affiliates (including its former and current equity holders, as applicable) not to, adopt any corporate, limited liability company or other entity name containing any (a) assumed names, fictitious names, trade names or other similar names used in the Business or (ii) names related to the Business contained in any Intellectual Property Assets, in each case, including any confusingly similar derivation thereof. From and after the Closing, Seller consents to the use by Buyer or any of its Affiliates of the corporate name and any assumed names, fictitious names, trade names or other similar names used in the Business contained in the Purchased Assets. Immediately following the Closing, Seller agrees not to use any packaging, labeling, containers, letterhead, business cards, supplies, marketing, promotional and advertising materials, technical data sheets and any similar materials bearing any of the foregoing names other than for transitional purposes authorized by prior written consent of Buyer.

Section 7.08 No Shop. In consideration of the time invested and the expenses incurred by Buyer’s due diligence efforts, Seller agree that they will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the sale of all or any of its assets outside of selling inventory in the ordinary course of business. Such foregoing covenant shall be effective from the date Seller execute this Agreement until the earlier of the Closing or Buyer informs Seller that it has elected not to proceed with the Closing (or Buyer otherwise breaches any of its obligations set forth herein).

ARTICLE VIII

TERMINATION OF AGREEMENT

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing as set forth below:

(a) This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the Parties.

(b) This Agreement may be terminated by any Party at any time prior to the Closing in the event of a failure to satisfy a condition to such Party’s obligation to close as set forth in Article IV, and such condition has not been waived.

Section 8.02 Effect of Termination. If this Agreement is terminated as provided above at Section 8.01(a), all rights and obligations of the Parties hereunder shall terminate without liability of any Party to the other Party; provided, however, that nothing herein will relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

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ARTICLE IX

INDEMNIFICATION

Section 9.01 Indemnification Obligations. Each party shall defend, indemnify and hold the other harmless against all claims, suits, demands, damages, liabilities, losses, penalties, interest, settlements and judgments, costs and expenses (including reasonable attorneys’ fees) incurred, claimed or sustained by third parties, directly or indirectly as a result of (a) breach of or non-compliance with this Agreement including representations and warranties contained herein, (b) a party’s violation of any law, and (c) any violation or alleged violation by the indemnifying party of any rights of another, including breach of a person’s or entity’s intellectual property rights (each (a)-(c) individually is referred to hereinafter as a “Claim”). Should any Claim give rise to a duty of indemnification under this Section, the Indemnified Party shall promptly notify the Indemnifying Party, and Indemnifying Party shall be entitled, at its own expense, and upon reasonable notice to the other party, to participate in the defense of such Claim. Participation in the defense shall not waive or reduce any of a party’s obligations to indemnify or hold the other harmless. In the context of this Section only, the term “Indemnified Party” shall include officers, directors, employees, corporate affiliates, subsidiaries, agents, and subcontractors.

ARTICLE X

MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the other Transaction Documents and the Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.03 Other Remedies. Notwithstanding anything herein to the contrary, Seller agrees that, in the event it breaches, or threatens to breach, any provisions of this Agreement, cause irreparable injury to Buyer and its Affiliates and money damages would not provide an adequate remedy to Buyer and its Affiliates. In such event, Buyer shall have the right, in addition to all other rights and remedies it may have, to a temporary restraining order, an injunction, specific performance or any other equitable relief (including rights of rescission) that may be available from a court of competent jurisdiction (in each case, with the requirement to post bond) at any time to enforce or prevent any breach or threatened breach by Seller of this Agreement.

Section 10.04 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter in any way. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Disclosure Schedules, and the statements in the body of this Agreement will control.

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Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs and permitted assigns. No Party may assign either this Agreement or any of such Person’s rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any of its financing sources as collateral security and (b) designate one or more of its Affiliates to perform its respective obligations hereunder.

Section 10.06 Counterparts. This Agreement and the other Transaction Documents may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 10.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.08 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) delivered by email transmission with email confirmation, or (c) mailed by overnight courier prepaid, to the Parties at the following addresses and email addresses, as applicable:

If to Buyer:

If to Seller:

All such notices, requests and other communications will if delivered (a) personally to the address as provided in this Section, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, (b) by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (c) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any Party from time to time may change his, her or its address, email address or other information for the purpose of notices to that Party by giving notice specifying such change to each of the other Parties.

Section 10.09 Amendments and Waivers. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 10.10 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, covenant or agreement.

Section 10.11 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”, (b) the word “or” is not exclusive, (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole, (d) words of any gender include each other gender and (e) words using the singular or plural number also include the plural or singular number, respectively. Unless the context otherwise requires, references herein to: (i) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof, and (ii) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, USA without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York, USA.

Section 10.13 Submission to Jurisdiction; Choice of Forum. Each of the Parties to this Agreement hereby submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, USA in respect of the claims with respect to which a Party seeks specific performance and waives, and agrees not to assert, any defense in any Action for such interpretation or enforcement that such Party is not subject to such jurisdiction or that such Action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the Action is brought in an inconvenient forum, or that the venue of the Action is improper. Service of process with respect thereto may be made upon any Party by mailing a copy thereof by registered or certified mail, postage prepaid, to such Party at its address as provided herein.

Section 10.14 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY.

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Section 10.15 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 10.16 Disclosure Schedules. The information set forth in each section or subsection of the Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of Seller set forth in the corresponding section or subsection of this Agreement and any other section or subsection of Article V, but only to the extent that it is expressly stated on the face of the disclosure that it applies to such other section or subsection of Article V.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:
808 Renewable Energy Corporation

By:
Name:
Its:

SELLER:
Atelier de Motelage RB Inc.

By:
Name:
Its:

Signature Page – Asset Purchase Agreement

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DISCLOSURE SCHEDULES

2.01 Assets

Signature Page – Asset Purchase Agreement

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